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                             DAVIS POLK & WARDWELL
                              450 LEXINGTON AVENUE
                           NEW YORK, NEW YORK  10017
                                 (212) 450-4000


                                                                 May 13, 1998


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sirs:

        We hereby represent that the Post-Effective Amendments to the registered unit investment trusts described in Exhibit A attached hereto do not contain disclosures which would render them ineligible to become effective pursuant to Rule 485(b) under the Securities Act of 1933.

                                                        Very truly yours,

                                                        Davis Polk & Wardwell

Attachment

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                                   EXHIBIT A
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                                                                       1933 ACT   1940 ACT
FUND NAME                                                      CIK     FILE NO.   FILE NO.
---------                                                      ---     --------   --------



DEFINED ASSET FUNDS-MUNICIPAL INSURED SERIES 2                939797   33-57883   811-2537


DEFINED ASSET FUNDS-EIF UCSS-1                                313358   2-65189    811-3044
DEFINED ASSET FUNDS-EIF UCSS-2                                317329   2-68016    811-3044


DEFINED ASSET FUNDS-MUNICIPAL FLIS 2                          933617   33-56819   811-1777


DEFINED ASSET FUNDS-GSIF FMS-10                               797783   33-46142   811-2810
DEFINED ASSET FUNDS-GSIF FMS-11                               893019   33-49355   811-2810
DEFINED ASSET FUNDS- FMS-12 DAF                               893020   33-56849   811-2810

DEFINED ASSET FUNDS-GSIF GNMA SERIES 1B                       781276   33-06711   811-2810


DEFINED ASSET FUNDS-CIF IS-18                                 893156   33-49315   811-2295
DEFINED ASSET FUNDS-CIF IS-23                                 895584   33-50243   811-2295


DEFINED ASSET FUNDS-MITF IS-201                               803911   33-52013   811-1777
DEFINED ASSET FUNDS-MITF IS-220                               804020   33-57559   811-1777
DEFINED ASSET FUNDS-MITF IS-303                               804069   333-1965   811-1777


DEFINED ASSET FUNDS-CIF ITS-35                                791023   33-45208   811-2295
DEFINED ASSET FUNDS-DAF ITS-53                                914809   33-57565   811-2295


DEFINED ASSET FUNDS-MITF ITS-203                              868110   33-49179   811-1777
DEFINED ASSET FUNDS- ITS-226 DAF                              910372   33-52017   811-1777
DEFINED ASSET FUNDS- ITS-249 DAF                              924341   33-57439   811-1777
DEFINED ASSET FUNDS- ITS-250 DAF                              924342   33-57701   811-1777
DEFINED ASSET FUNDS- ITS-302                                  924371   333-1563   811-1777
DEFINED ASSET FUNDS- ITS-303                                  947171   333-1968   811-1777

DEFINED ASSET FUNDS-MITF MPS-63                               202666   2-57533    811-1777
DEFINED ASSET FUNDS-MITF MPS-64                               202667   2-57643    811-1777
DEFINED ASSET FUNDS-MITF MPS-65                               202668   2-57971    811-1777
DEFINED ASSET FUNDS- MPS-566 DAF                              924311   333-0011   811-1777
DEFINED ASSET FUNDS- MPS-567 DAF                              924313   333-0066   811-1777
DEFINED ASSET FUNDS- MPS-604 DAF                              947135   333-1920   811-1777

DEFINED ASSET FUNDS-MITF MSS-30                               895617   33-49353   811-1777
DEFINED ASSET FUNDS- MSS-202 DAF                              924297   333-0010   811-1777
DEFINED ASSET FUNDS-MITF MSS-29                               895616   33-49345   811-1777
DEFINED ASSET FUNDS-MITF MSS 9W                               881821   33-45207   811-1777
DEFINED ASSET FUNDS-MITF MSS 9X                               881822   33-45310   811-1777
DEFINED ASSET FUNDS-MITF MSS 9Y                               881823   33-45959   811-1777

TOTAL:   33 FUNDS

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